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                                                                   Exhibit 10.24

                                                         Loan Nos. _____________
                                                         All located in Michigan

                               SECURITY AGREEMENT
                               ------------------

         THIS SECURITY AGREEMENT ("Agreement") is made as of the _____ day of ________________________, 1998, by WM LIMITED PARTNERSHIP - 1998 D/B/A WENDY'S
OF MICHIGAN, a Michigan limited partnership, of 40 Pearl Street NW, Suite 900, Grand Rapids, Michigan 49503 ("Borrower") in favor of CAPTEC FINANCIAL GROUP, INC., a Michigan corporation, of 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, P.O. Box 544, Ann Arbor, Michigan, 48106 (together with its successors, assigns and transferees, "Lender"). This instrument shall become effective on _____________, 1998.

                              PRELIMINARY STATEMENT

         This Agreement is made to secure all of the following (individually and collectively the "Indebtedness"):

         1. Payment in the sum of ______________________________________________
______ Dollars _______________, together with interest, costs and all other sums, to be paid according to those certain Promissory Notes (the "Notes"), by Borrower to Lender, made as of the date of this Agreement by Borrower, together with any and all extensions, renewals, modifications, substitutions or replacements thereof; and the performance of the covenants and obligations of Borrower due or to become due to Lender under this Agreement or under any other documents securing payment of all amounts due under the Notes (collectively, the "Loan Documents"), and the repayment of all sums expended by Lender in connection with performance of those covenants and obligations.

         2. If the Notes, this Agreement and the Loan Documents are assigned to a trust sponsored by Lender or any of its affiliates to securitize its loan receivables (the "Trust"), "Indebtedness" shall also include the payment of all other sums (together with interest and costs thereon) concurrently or subsequently loaned to Borrower by Captec Financial Group, Inc., a Michigan corporation, Captec Financial Group Funding Corporation, a Michigan corporation, or Captec Leasing Company, a California corporation (each an "Originator"), as evidenced and/or secured by certain notes and other documents of Borrower with respect to such amounts and which notes and other documents are assigned to the Trust, together with any and all extensions, renewals, modifications, substitutions or replacements thereof; and the performance of the covenants and obligations of Borrower due or to become due under such notes and other documents assigned to the Trust, and the repayment of all sums expended in connection with performance of those covenants and obligations (collectively, the "Trust Obligations").

         3. If the Notes, this Agreement and the Loan Documents are not assigned to the Trust, "Indebtedness" shall also include the payment of all other sums (together with interest thereon) concurrently or subsequently loaned to Borrower by an Originator, as evidenced and/or secured by certain notes and other documents of Borrower which are not assigned to the Trust, together with any and all extensions, renewals, modifications, substitutions or replacements thereof; and the performance of the covenants and obligations of Borrower due or to become due under such notes and other documents, and the repayment of all sums expended in connection with performance of those covenants and obligations (collectively, the "Retained Obligations").

         In consideration of the above facts and the mutual promises of the parties, and as security for the purposes stated above and elsewhere in this Agreement, the parties agree as follows:

         1.       COLLATERAL.

                  (a) GRANT OF SECURITY INTEREST. Borrower grants Lender a security interest in all of Borrower's Inventory Equipment, Instruments, Accounts and General Intangibles, each as defined in Section 1(b) below, whether now owned or hereafter acquired, together with all replacements, substitutions, and additions thereto (the "Collateral") which are (i) located on the premises of, or are related to the operations of, the Wendy's restaurants



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operated by Borrower and located at ___________________________________________
______________________________________________ (each a "Franchised Operation"
and collectively the "Franchised Operations"), or (ii) related to the Franchised Operations and located at the principal business office of Borrower located at 40 Pearl Street NW, Suite 900, Grand Rapids, Michigan 49503. Also included as part of the Collateral are all proceeds and products thereof, including, without limit, insurance proceeds, stock rights, subscription rights, dividends, stock dividends, stock splits or liquidating dividends, and all cash, accounts, chattel paper and general intangibles arising from the sale, rent, lease, casualty loss or other disposition of the Collateral, and including any records or documents of title relating to the Collateral.

                  (b) DEFINITIONS. For purposes of this Agreement, the following terms shall be defined as follows:

                                  (i) "Inventory" shall consist of all property
                  held at any location by or for Borrower for sale, rent, or lease, or furnished or to be furnished by Borrower under any contract of service, or raw materials or work in process and their products, or materials used or consumed in Borrower's business.

                                 (ii) "Equipment" shall consist of any goods at
                  any time acquired, owned or held by Borrower at any location primarily for use in Borrower's business, including, without limit, machinery, fixtures, furniture, furnishings and vehicles, and any accessions, parts, attachments, accessories, tools, dies, additions, substitutions, replacements and appurtenances and their related rights.

                                (iii) "Instruments" shall consist of Borrower's
                  interest of any kind in any negotiable instrument or security as those terms are defined in the Michigan Uniform Commercial Code ("UCC"), or any other writing which evidences a right to payment of money and is of a type which is, in the ordinary course of business, transferred by delivery alone or by delivery with any necessary endorsement or assignment.

                                 (iv) "General Intangibles" shall consist of any
                  personal property (including things in action) other than goods, accounts, chattel paper, documents, instruments and money.

                                  (v) "Accounts" shall consist of any right to
                  payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper whether or not it has been earned by performance.

         2. WARRANTIES AND REPRESENTATIONS. Borrower warrants and covenants to Lender as follows:

                  (a) PAYMENT OF INDEBTEDNESS. Borrower will pay the Indebtedness and perform all obligations related to the Indebtedness when due, whether by maturity, acceleration or otherwise.

                  (b) AUTHORITY. This Agreement is the valid and binding obligation of Borrower, enforceable in accordance with its terms. If Borrower is a corporation, partnership, limited liability company or other organization, Borrower is organized and validly existing and in good standing under the laws of its state of establishment, and the execution, delivery and performance of this Agreement has been duly authorized by all necessary action of Borrower's board of directors, partners, members or governing body, and will not violate Borrower's governing instruments or other agreements.

                  (c) NAME; ADDRESS; LOCATION OF COLLATERAL. Borrower's name and address and the location of the Collateral are accurately set forth on the signature page of this Agreement.


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                  (d) TITLE TO COLLATERAL. Borrower has good and marketable
title to the Collateral, free and clear of any liens, encumbrances or security interests whatsoever, other than the security interest granted by this Agreement and existing liens, encumbrances or security interests disclosed to and accepted by Lender in writing. Borrower will keep the Collateral free of all other liens, encumbrances and security interests. Borrower will defend the Collateral against all claims and demands of all persons at any time claiming any interest in the Collateral.

                  (e) PRIORITY OF SECURITY INTEREST. The execution and delivery of this Agreement creates a valid security interest in the Collateral, and upon the filing of a UCC-1 financing statement with the Michigan Secretary of State, Lender will have a first priority perfected security interest in the Collateral, subject to no other security interest, except as otherwise approved by Lender in writing.

                  (f) FINANCING STATEMENTS. Except as disclosed to and accepted by Lender in writing, no financing statement covering all or any part of the Collateral is on file in any public office. Borrower will execute financing statements in form acceptable to Lender and will pay the cost of filing financing statements in all public offices wherever filing is deemed desirable by Lender. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the UCC and may be filed by Lender in any filing office. This Agreement shall be terminated only by the filing of a termination statement in accordance with the applicable provisions of the UCC.

                  (g) PAYMENT OF TAXES. Borrower shall pay when due and before any interest, collection fees or penalties accrue, all taxes, expenses, assessments, liens or other charges which may now or hereafter be levied or assessed against the Collateral. Borrower shall furnish proof of payment upon request of Lender.

                  (h)      INSURANCE.
                           ----------

                                  (i) Borrower shall keep the tangible
Collateral (including, without limit, the Equipment and Inventory) insured for the benefit of Lender. Borrower covenants and agrees that Borrower will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified: (A) comprehensive general liability insurance with initial limits of not less than Two Million Dollars ($2,000,000) for death or injuries to one person and not less than One Million Dollars ($1,000,000) for death or injuries to two or more persons in one occurrence, and not less than One Million Dollars ($1,000,000) for damage to property; (B) fire and extended coverage insurance on a replacement form with inflation-guard, vandalism and malicious mischief endorsements; (C) rent loss or business interruption insurance covering a period of not less than twelve (12) months; (D) an umbrella policy of not less than $5,000,000; and (E) such other insurance and in such amounts as may be reasonably required from time to time by Lender. All insurance shall be in forms and with companies satisfactory to Lender. Borrower shall deliver to Lender the policies evidencing the required insurance with premiums fully paid, and with loss payee clauses (making all losses payable to Lender). Renewals of the required insurance (together with evidence of premium prepayment for one (1) year in advance) shall be delivered to Lender at least thirty (30) days before the expiration of any existing policies. All policies and renewals shall provide that they may not be canceled or amended without giving Lender thirty (30) days prior written notice of cancellation or amendment.

                                  (ii) Should Borrower fail to insure or fail to
pay the premiums on any required insurance or fail to deliver the policies or renewals as provided above, Lender may have the insurance issued or renewed (and pay the premiums on it for the account of Borrower) in amounts and with companies and at premiums as Lender deems appropriate. If Lender elects to have insurance issued or renewed to insure Lender's interest, Lender shall have no duty or obligation of any kind to also insure Borrower's interest or to notify Borrower of Lender's actions. Any sums paid by Lender for insurance, as provided above, shall be a lien upon the Collateral, added to the amount secured by this Agreement, and payable immediately by Borrower to Lender, with interest on those sums at the highest rate charged by Lender on any of the Indebtedness (but not to exceed the maximum interest rate permitted by law).


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                                  (iii) In the event of loss or damage, the
proceeds of all required insurance shall be paid to Lender. No loss or damage shall itself reduce the Indebtedness. Lender or any of its employees is each irrevocably appointed attorney-in-fact for Borrower and is authorized to adjust and compromise each loss without the consent of Borrower, to collect, receive and receipt for the insurance proceeds in the name of Lender and Borrower and to endorse Borrower's name upon any check in payment of the loss. The proceeds shall be applied first toward reimbursement of all costs and expenses of Lender in collecting the proceeds (including, without limit, court costs and reasonable attorneys' fees), and then toward payment of the Indebtedness or any portion of it, whether or not then due or payable and in whatever order of maturity as Lender may elect, or Lender, at its option, may apply the insurance proceeds, or any part of them, to the repair or rebuilding of the Collateral. If Lender elects to restore or repair the Collateral, Borrower and Lender shall enter into a written agreement satisfactory to Lender providing for the terms under which the insurance proceeds shall be released. Application of proceeds by Lender toward later maturing installments of the Indebtedness shall not excuse Borrower from making the regularly scheduled installment payments nor shall such application extend or reduce the amount of any of these payments.

                  (i) MAINTENANCE OF COLLATERAL. Borrower will maintain the Collateral in good condition and repair. Borrower will promptly inform Lender of any loss or diminution in value of the Collateral. Borrower shall make or permit no modification, compromise or substitution for the Collateral without the prior written consent of Lender.

                  (j) LEASED FACILITIES. If the Collateral is located at a facility leased by Borrower, Borrower will obtain from the lessor a consent to the granting of a security interest in the Collateral and a subordination of the lessor's interest in the Collateral. The consent and subordination shall be in form acceptable to Lender.

                  (k) REPORTING OBLIGATIONS. Borrower hereby covenants and agrees to deliver to Lender or cause Meritage Hospitality Group Inc., a Michigan corporation ("MHG"), to deliver to Lender the following:

                           (A) Management prepared and certified quarterly financial statements for Borrower within forty-five (45) days after the end of the first three (3) quarters of each fiscal year of Borrower.

                           (B) Annual financial statements for MHG audited by an independent certified public accountant, which annual financial statements will include a consolidating statement on Borrower, within one hundred twenty (120) days after the end of each fiscal year of Borrower.

                           (C) Management prepared and certified unit level profit and loss statements relating to the operation of the Franchised Operations within forty-five (45) days after the end of each fiscal year of Borrower;


Such financial statements shall be true and correct in all respects, shall be prepared in accordance with generally accepted accounting principles, and shall fairly represent the respective financial conditions of the subjects thereof as of the respective dates thereof. If Borrower's financial statements are prepared on a consolidated basis, Borrower hereby covenants and agrees to prepare financial statements specifically relating to the operation of the Franchised Operations. At the request of Lender, Borrower shall obtain the consent of Borrower's accountant(s) to the inclusion of Borrower's most recent financial statement in any regulatory filing or report to be filed by Lender.

                  (l) FRANCHISE AGREEMENT. Borrower is a franchisee in good standing with Wendy's International, Inc., a/n Ohio corporation ("Franchisor"), and is not in default under its franchise agreements with Franchisor relating to the Franchised Operations ("Franchise Agreements"). Borrower agrees to comply with the terms of the Franchise Agreements and to take all actions necessary or required to keep the Franchise Agreements in full force and effect. Borrower will not encumber its rights under each of the Franchise Agreements, except to Lender, provided Franchisor has consented to such encumberance. Borrower agrees to promptly provide Lender with a copy of any notice of default under each of the Franchise Agreements. Further, Borrower agrees to promptly



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provide Lender with a copy of any notice to Borrower of the existence of any breach which, with notice or the passage of time, or both, would entitle Franchisor to terminate each of the Franchise Agreements.

                  (m) FIXED CHARGE COVERAGE RATIO. Borrower shall maintain a Fixed Charge Coverage Ratio (as hereinafter defined) of not less than 1.2 to 1.0 for Borrower's business operations generally and not less than 1.4 to 1.0 for the Franchised Operations. "Fixed Charge Coverage Ratio" shall mean Borrower's Operating Cash Flow divided by its Fixed Charges (each as defined below). The Fixed Charge Coverage Ratios shall be calculated by Borrower from time to time and dates as determined by Lender, and Borrower shall submit such information as Lender may require to confirm and approve Borrower's calculation of the Fixed Charge Coverage Ratios.

                  (i) "Fixed Charges" shall mean the sum of the following items set forth on a pro forma basis separately stated for both Borrower's business operations generally and for each of the Franchised Operations, in each case, for the applicable twelve (12) month operating period:

                           (A) current portion of long-term debt (defined as the current portion of long-term debt due to mature during the next twelve
         (12) month operating period, as stated in Borrower's applicable financial statement, plus, if not already included therein, the current portion of principal payments imputed on all capital leases), plus

                           (B) interest expense (defined as the interest expense as stated on Borrower's applicable financial statement, plus, if not already included therein, the interest expense imputed on all capital leases), plus

                           (C) the current portion of operating leases (defined as the amount of rent due under operating leases for the next twelve
         (12) month operating period).

                  (ii) "Operating Cash Flow" shall mean the sum or subtraction of the following items separately stated for both Borrower's business operations generally and for each of the Franchised Operations, in each case, for the applicable prior twelve (12) month operating period:

                           (A) net income (defined as the net income stated on Borrower's applicable financial statement), plus

                           (B) depreciation and amortization (defined as the depreciation and amortization expense as stated on Borrower's applicable financial statement), plus

                           (C) interest expense (as defined above), plus

                           (D) operating lease expense (defined as the amount of rental expense paid under operating leases, as stated on Borrower's applicable financial statements), plus or minus

                           (E) non-recurring items (defined as items which, when computing cash flow, should in Lender's reasonable business judgment, be added back to or subtracted from net income to normalize results).


         3. PROHIBITION ON TRANSFER OR MODIFICATION. Borrower shall not transfer, sell, assign, lease or modify the Collateral or any interest therein, any part thereof, or any substantial portion of Borrower's other assets or property without the prior written consent of Lender. Notwithstanding the foregoing, Borrower may use Collateral if the same is in the ordinary course of Borrower's business and on customary terms and at usual prices.



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         4. PROHIBITION ON CHANGE OF NAME, ORGANIZATION OR LOCATION. Borrower
shall not assume a different name, conduct its business at any location other than as appears in this Agreement, merge, consolidate, change or reorganize its organizational structure nor change the location of any of the Collateral without, in each instance, obtaining the prior written consent of Lender thirty
(30) days prior to any such event.

         5. RIGHT OF SETOFF. Borrower hereby grants Lender the right, exercisable at any time, whether or not Borrower is then in default, to set off or apply against the Indebtedness any account or deposit with Lender in which Borrower has an interest or against any other amounts which may be in the possession of Lender and to the credit of Borrower.

         6. EXAMINATION OF RECORDS AND COLLATERAL. Borrower shall keep full and accurate records of Borrower's business, including, without limit, records related to the Collateral, and such records shall be open to inspection and duplication by Lender at all reasonable times. Lender may enter upon any property owned by or in the possession of Borrower to examine and inspect the Collateral. Borrower shall promptly provide Lender with any information concerning the Collateral as Lender may request at any time.

         7. REIMBURSEMENT OF EXPENSES. Borrower shall reimburse Lender for all reasonable costs and expenses, including attorneys' fees, incurred by Lender in enforcing the rights of Lender under this Agreement. All costs and expenses shall be included in the Indebtedness and shall be immediately due and payable together with interest at the maximum legal rate. Such costs and expenses shall include, without limitation, costs or expenses incurred by Lender in any bankruptcy, reorganization, insolvency or other similar proceeding.

         8. RIGHTS AND OBLIGATIONS OF LENDER. In the event that Borrower fails to pay taxes, maintain insurance or perform any other obligation arising under this Agreement, Lender may pay or perform such obligation(s) for the account of Borrower and the same shall be added to the Indebtedness and shall be immediately due and payable together with interest at the highest rate charged by Lender on any of the Indebtedness (but not to exceed the maximum rate permitted by law). Lender shall not be liable for any loss to the Collateral nor shall such loss reduce the balance due.

         9. INDEMNIFICATION. Borrower shall indemnify and save Lender harmless from all claims, obligations, costs, expenses, including attorneys' fees, and causes of action or other rights asserted against Lender and relating to this Agreement and/or the Collateral, except those arising from the gross negligence or wilful misconduct of Lender.

         10. EVENTS OF DEFAULT AND REMEDIES.

                  (a) EVENTS OF DEFAULT. Any of the following events shall, for purposes of this Agreement, constitute an "Event of Default":

                           (i) Failure by Borrower to pay any amount owing on or
with respect to the Indebtedness when due, whether by maturity, acceleration or otherwise, which failure continues for three (3) days after the date of written notice to Borrower from Lender of such default.

                           (ii) Any failure by Borrower to comply with, or
breach by Borrower of, any of the non-monetary terms, provisions, warranties or covenants of the Notes, this Agreement or the other Loan Documents, which failure continues for fifteen (15) days after the date of written notice to Borrower from Lender of such default.

                           (iii) Institution of remedial proceedings or other
exercise of rights and remedies by the holder of any security interest or other lien against the Collateral or any portion thereof.

                           (iv) The insolvency of Borrower or the admission in
writing of Borrower's inability to pay debts as they mature.



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                           (v) Any statement, representation or information made
or furnished by or on behalf of Borrower to Lender in connection with or to induce Lender to provide any of the Indebtedness shall prove to be false or materially misleading when made or furnished.

                           (vi) Institution of bankruptcy, reorganization,
insolvency or other similar proceedings by or against Borrower, unless, in the case of a petition filed against Borrower, the same is dismissed within sixty
(60) days of filing.

                           (vii) The issuance or filing of any judgment,
attachment, levy, garnishment or the commencement of any related proceeding or the commencement of any other judicial process upon or in respect to Borrower or the Collateral.

                           (viii) Sale or other disposition by Borrower of any
substantial portion of assets or property.

                           (ix) Death, dissolution, merger, consolidation,
termination of existence, insolvency, business failure or assignment for the benefit of creditors of or by Borrower.

                           (x) If there is any failure by Borrower to pay when
due any indebtedness (other than to Lender) or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness, which failure continues beyond any applicable cure period.

                           (xi) Receipt by Borrower of a notice of termination
of any of the Franchise Agreement.

                           (xii) If the Notes, this Agreement and the other Loan
Documents have not been assigned to the Trust, the default by Borrower which continues beyond any applicable grace or cure period under the Retained Obligations; provided, however, if the Notes, this Agreement and the other Loan Documents are assigned to the Trust, this clause (xii) shall be of no force or effect during the term of such assignment.

                           (xiii) In the event that the Notes, this Agreement
and the other Loan Documents are assigned to the Trust, the default by Borrower which continues beyond any applicable grace or cure period under the Trust Obligations.

                  (b) REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of any Event of Default, Lender shall have the following rights:

                           (i) Declare all or part of the Indebtedness
immediately due and payable.

                           (ii) Borrower agrees, upon request of Lender, to
assemble the Collateral and make it available to Lender at any place which is reasonably convenient for Borrower and Lender. Borrower grants Lender permission to enter upon any premises owned or occupied by Borrower for the purpose of taking possession of the Collateral.

                           (iii) Lender shall have the right to take possession
of the Collateral, with or without demand, and with or without process of law. Lender shall have the right to sell and dispose of the Collateral and to distribute the proceeds according to law. In connection with the right of Lender to take possession of the Collateral, Lender may take possession of any other items of property in or on the Collateral at the time of taking possession, and hold them for Borrower without liability on the part of Lender. If there is any statutory requirement for notice, that requirement shall be met if Lender shall send notice to Borrower at least five (5) days prior to the date of sale, disposition or other event giving rise to the required notice. Borrower shall be liable for any deficiency remaining after disposition of the Collateral.



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                           (iv) Lender shall also have any one or more of the
rights and remedies under the UCC or at law or equity to enforce the payment of the Indebtedness.

         (c)               REMEDIES GENERALLY.
                           -------------------

                           (i) All remedies provided for in Section 10(b) shall
be available to the extent not prohibited by law. Each remedy shall be cumulative and additional to any other remedy of Lender at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of, or acquiescence in, any such default or Event of Default.

                           (ii) Lender may waive any Event of Default and may
rescind any declaration of maturity of payments on the Indebtedness. In case of such waiver or recision Borrower and Lender shall be restored to their respective former positions and rights under this Agreement. Any waiver by Lender of any default or Event of Default shall be in writing and shall be limited to the particular default waived and shall not be deemed to waive any other default.

         (d) APPLICATION OF PROCEEDS. Any proceeds received by Lender from the exercise of remedies pursuant to Section 10(b) of this Agreement shall be applied as follows:

                           (i) First, to pay all costs and expenses incidental
to the leasing, foreclosure, sale or other disposition of the Collateral. These costs and expenses shall include, without limit, any costs and expenses incurred by Lender (including, without limit, attorneys' fees and disbursements), and any taxes and assessments or other liens and encumbrances prior to the lien of this Agreement.

                           (ii) Second, to all sums expended or incurred by
Lender, directly or indirectly in carrying out any term, covenant or agreement under this Agreement or any related document, together with interest as provided in this Agreement.

                           (iii) Third, to the payment of the Indebtedness. If
the proceeds are insufficient to fully pay the Indebtedness, then application shall be made first to late charges and interest accrued and unpaid, then to any applicable prepayment premiums, and then to unpaid fees and other charges, then to the outstanding principal balance.

                           (iv) Fourth, any surplus remaining shall be paid to
Borrower or to whomsoever may be lawfully entitled.

                  (e) FURTHER ACTIONS. Promptly upon the request of Lender, Borrower shall execute, acknowledge and deliver any and all further documents, security agreements, financing statements and assurances, and do or cause to be done all further acts as Lender may require to confirm and protect the lien of this Agreement or otherwise to accomplish the purposes of this Agreement.

                  (f) ATTORNEYS FEES. Any reference in this Agreement to attorneys' fees shall refer to fees, charges, costs and expenses of in-house and outside attorneys and paralegals, whether or not a suit or proceeding is instituted, and whether incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding, in consultation with counsel, or otherwise. All costs, expenses and fees of any nature for which Borrower is obligated to reimburse or indemnify Lender are part of the Indebtedness secured by this Agreement and are payable upon demand, unless expressly provided otherwise, with interest until repaid at the highest rate charged on any of the Indebtedness (but not to exceed the maximum rate permitted by law).


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         11. PARTIAL RELEASES. Lender shall from time to time execute and deliver to Borrower, within ten (10) business days after the written request of Borrower, UCC termination statements with respect to a portion of the Collateral secured hereunder, provided that (a) Borrower shall not be in default under any of the terms, covenants or conditions of any document or instrument evidencing or securing the Indebtedness; (b) the outstanding principal balance of the applicable promissory note, together with interest, premiums, costs and all other sums on that amount, shall be paid in full; and (c) all termination statements shall be prepared by Lender at Borrower's expense. The portion of the Collateral released under this Section 11 shall be determined by matching the Collateral located at or related to a specified Franchised Operation with the promissory note referencing that Franchised Operation on its face.

         12.      MISCELLANEOUS.

                  (a) GOVERNING LAW. This Agreement shall be construed according to the laws of the State of Michigan.

                  (b) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of Borrower including, without limit, any debtor in possession or trustee in bankruptcy for Borrower, and the rights and privileges of Lender under this Agreement shall inure to the benefit of its successors and assigns. This shall not be deemed a consent by Lender to a conveyance by Borrower of all or any part of the Collateral or of any ownership interest in Borrower.

                  (c) NOTICES. Notice from one party to another relating to this Agreement, if required, shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or telecopier number set forth by any of the following means: (i) hand delivery,
(ii) registered or certified mail, postage prepaid, (iii) express mail or other overnight courier service or (iv) telecopy, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with these provisions shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing if mailed by registered or certified mail, or on the next business day after mailing or deposit with the postal service or an overnight courier service if delivered by express mail or overnight courier. Borrower's telecopier number is (616) 776-2776, and Lender's telecopier number is (734) 994-1376.

                  (d) ENTIRE AGREEMENT; AMENDMENTS. This Agreement and any agreement to which it refers state all rights and obligations of the parties and supersede all other agreements (oral or written) with respect to the security interests granted by this Agreement. Any amendment of this Agreement shall be in writing and shall require the signature of Borrower and Lender.

                  (e) PARTIAL INVALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement.

                  (f) INSPECTIONS. Any inspection, audit, appraisal or examination by Lender or its agents of the Collateral or of information or documents pertaining to the Collateral is for the sole purpose of protecting Lender's interests under this Agreement and is not for the benefit or protection of Borrower or any third party.

                  (g) JOINT AND SEVERAL LIABILITY. In the event that more than one person or entity executes this Agreement, the obligations of each person or entity shall be joint and several.

                  (h) AUTOMATIC REINSTATEMENT. Notwithstanding any prior revocation, termination, surrender or discharge of this Agreement, the effectiveness of this Agreement shall automatically continue or be reinstated, as the case may be, in the event that:

                                  (i) Any payment received or credit given by
Lender in respect of the Indebtedness is determined to be a preference, impermissible setoff, fraudulent conveyance, diversion of trust funds, or otherwise required to be returned to Borrower or any third party under any applicable state or federal law, including, without limit, laws pertaining to bankruptcy or insolvency, in which case this Agreement shall be enforceable as if any such payment or credit had not been received or given, whether or not Lender relied upon this payment or credit or changed its position as a consequence of it.

                                  (ii) In the event of continuation or
reinstatement of this Agreement, Borrower agrees upon demand by Lender to execute and deliver to Lender those documents which Lender determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Borrower to do so shall not affect in any way the reinstatement or continuation. If Borrower does not execute and deliver to Lender such documents upon demand, Lender and each officer of Lender is irrevocably appointed (which appointment is coupled with an interest) the true and lawful attorney of Borrower (with full power of substitution) to execute and deliver such documents in the name and on behalf of Borrower.

                  (i) WAIVER OF JURY TRIAL. BORROWER AND LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

                  (j) ASSIGNMENT. This Agreement is freely assignable, in whole or in part, by Lender without the consent of Borrower. Except as set forth below, Lender shall provide Borrower with written notice of assignment. Lender shall be fully discharged from all responsibility accruing hereunder from and after the effective date of any such assignment. Lender's assignee shall, to the extent of the assignment, be vested with all the powers and rights of Lender hereunder (including those granted under Section 10 hereof or otherwise with respect to the Collateral), and to the extent of such assignment the assignee may fully enforce such rights and powers, and all references to Lender shall mean and refer to such assignee. Lender shall retain all rights and powers hereby given not so assigned, transferred and/or delivered. Borrower hereby waives all defenses which Borrower may be entitled to assert against Lender's assignee with respect to liability accruing hereunder prior to the effective date of any assignment of Lender's interest herein. Borrower may not, in whole or in part, directly or indirectly, assign this Agreement or its rights hereunder or delegate its duties hereunder without, in each instance, the specific prior written consent of Lender, which consent shall not be unreasonably withheld.

                  (k) SECURITIZATION. Borrower understands and agrees that Lender may, from time to time, assign its rights and powers under the Notes, this Agreement and any other Loan Documents, in whole or in part, in connection with a securitization program. Borrower agrees to enter into an amendment to the Notes, this Agreement and any other Loan Documents if such amendments are required by a nationally recognized rating agency in connection with a securitization program sponsored by Lender and in which the Notes, this Agreement and any other Loan Documents are to be included; provided that Borrower shall not be obligated to enter into any agreement which adversely affects Borrower or adversely alters any of the financial terms of the Loan Documents. Lender shall pay Borrower's reasonable costs associated with such assignment.

         Borrower has executed this Agreement on the day and year first above written.

         Borrower's principal place of business is located in the County of Kent, State of Michigan.

Locations of the Collateral:

480 68th St.SW, Culterville, Michigan
5335 Beckley Rd., Battle Creek, Michigan
12393 James St., Holland, Michigan
3922 Lake Michigan Dr., Walker, Michigan


                                    BORROWER:

                                    WM LIMITED PARTNERSHIP - 1998 D/B/A WENDY'S
                                             OF MICHIGAN

                                    By MCC Food Service Inc.
                                    Its: General Partner


                                    By
                                       ---------------------------------
                                      Its
                                          ------------------------------

Borrower's Address:

40 Pearl Street NW, Suite 900, Grand Rapids, Michigan 49503

Borrower's Tax Identification Number:  38-3389989